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FOR IMMEDIATE RELEASE

August 1, 2012

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Corynne Arnett (804) 819-2384, Corynne.Arnett@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2012 EARNINGS

• Second-quarter 2012 operating earnings of 59 cents per share compared to guidance of 55 cents to 65 cents per share
• Second-quarter 2012 GAAP earnings of 45 cents per share
• Company affirms 2012 operating earnings guidance of $3.10 to $3.35 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2012, of $258 million ($0.45 per share), compared with reported earnings of $336 million ($0.58 per share) for the same period in 2011.

Operating earnings for the three months ended June 30, 2012, amounted to $337 million ($0.59 per share), compared to original operating earnings of $338 million ($0.59 per share) for the same period in 2011.  Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for the quarter were costs related to the late June summer storms and charges related to our merchant generation plants, which have been or are in the process of being sold.

Business segment results and detailed descriptions of items included in 2012 and 2011 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“All of our business units performed well in the second quarter and together delivered results that, given milder-than-normal weather, met our expectations.  Results came in near the midpoint of our guidance range of $0.55 to $0.65 per share.

"At the end of June, a series of powerful storms moved through Virginia and northeastern North Carolina, disrupting service to more than one million of our customers.  We applaud the outstanding work of Dominion employees and thank our fellow utilities for assistance in conducting a multi-day restoration effort in extreme heat.  Additionally, we thank our customers for their patience and support during that very trying week.

"In each of our business segments, our long-term infrastructure growth plan continues to move forward.  In our Generation segment, the 585-megawatt Virginia City Hybrid Energy Center was placed into commercial operation on schedule and on budget after four years of construction. Following a recent groundbreaking ceremony, construction is proceeding on the 1,329-megawatt, gas-fired power station in Warren County, Va.  The facility is scheduled for completion in late 2014.  Our other generation projects are also moving ahead as scheduled.  Following the receipt of air permits, the conversions of Altavista, Southhampton, and Hopewell power stations from coal to biomass are now under way with completion expected next year.  We are planning to file regulatory applications in the fourth quarter of this year for our next gas-fired generating facility, in Brunswick County, Va.  It will be a 3-on-1 combined cycle plant capable of producing more than 1,300 megawatts of electricity and projected to come online in 2016.

“Dominion Energy recently filed a request with the Federal Energy Regulatory Commission (FERC) and received approval to initiate the Pre-filing Process for our Cove Point Liquefaction project.  This proposed facility will be designed to liquefy an average of 750 million standard cubic feet per day of inlet feed gas.  In addition, Appalachian Gateway Project, transporting natural gas produced in West Virginia and Pennsylvania, is slated for completion in September.  The Northeast Expansion Project, providing 200,000 dekatherms per day of firm transportation services, is expected in service at the end of the year.  Further, we continue to work towards a December completion on the Natrium natural gas processing and fractionation plant, providing capacity to process 200 million cubic feet of natural gas per day and fractionate 36,000 barrels of natural gas liquids per day.”

Second-quarter 2012 operating earnings compared to 2011

Second-quarter 2012 operating earnings per share were equivalent to original second-quarter 2011 operating earnings per share.  Positive drivers for the quarter were lower operations and maintenance expenses and higher contributions from unregulated retail energy marketing operations.  Offsetting these positives were milder-than-normal weather in the regulated electric service territory and lower merchant generation margins.

Details of second-quarter 2012 operating earnings as compared to 2011 can be found on Schedule 4 of this release.

Third-quarter and full-year 2012 operating earnings guidance

Dominion expects third-quarter 2012 operating earnings in the range of 90 cents per share to $1.00 per share as compared to original third-quarter 2011 operating earnings of 95 cents per share. Positive factors for the third-quarter of 2012 compared to the same period of the prior year include higher rate adjustment clause earnings and anticipated growth in our electric service territory, as well as lower operations and maintenance expenses. Negative factors for the quarter include a return to normal weather and lower merchant generation margins. GAAP earnings for the third quarter of 2011 were 69 cents per share.  Operating earnings guidance for the full year remains at $3.10 to $3.35 per share.  A reconciliation between original operating and GAAP earnings for the third quarter of 2011 can be found on Schedule 3 of this release.

Amounts for 2011 and first quarter of this year have been recast to reflect results for State Line and Salem Harbor generating stations as discontinued operations.  However, Dominion uses original 2011 amounts prior to recast to calculate operating earnings growth targets as well as for comparison to 2012 operating earnings and statistics.

In providing its third-quarter and full-year 2012 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings, other than those as set forth on Schedule 2 – Reconciliation of 2012 Operating Earnings to Reported Earnings on page 8 of the 2Q12 Earnings Release Kit. Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT today, Wednesday, August 1.  Dominion management will discuss its second-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT August 1 and lasting until 11 p.m. EDT August 8.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 66039773.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day August 1.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 28,000 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,300 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for third-quarter and full-year 2012 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds and major storms on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30,
	2012	2011*	Change
Earnings:
Dominion Virginia Power	$143	$115	$28
Dominion Energy	109	104	5
Dominion Generation	152	194	(42)
Corporate and Other	(67)	(75)	8
OPERATING EARNINGS	$337	$338	$(1)
Items excluded from operating earnings 2, 3	(79)	(2)	(77)
REPORTED EARNINGS 1	$258	$336	$(78)

Common Shares Outstanding (average, diluted)	573.1	575.2

Earnings Per Share (EPS):
Dominion Virginia Power	$0.25	$0.20	$0.05
Dominion Energy	0.19	0.18	0.01
Dominion Generation	0.27	0.34	(0.07)
Corporate and Other	(0.12)	(0.13)	0.01
OPERATING EARNINGS	$0.59	$0.59	$ -
Items excluded from operating earnings 2	(0.14)	(0.01)	(0.13)
REPORTED EARNINGS 1	$0.45	$0.58	$(0.13)

(millions, except earnings per share)	Six months ended June 30,
	2012**	2011*	Change
Earnings:
Dominion Virginia Power	$309	$264	$45
Dominion Energy	258	273	(15)
Dominion Generation	374	492	(118)
Corporate and Other	(118)	(150)	32
OPERATING EARNINGS	$823	$879	$(56)
Items excluded from operating earnings 2, 4	(71)	(64)	(7)
REPORTED EARNINGS 1	$752	$815	$(63)

Common Shares Outstanding (average, diluted)	572.5	577.9

Earnings Per Share (EPS):
Dominion Virginia Power	$0.54	$0.46	$0.08
Dominion Energy	0.45	0.47	(0.02)
Dominion Generation	0.66	0.85	(0.19)
Corporate and Other	(0.21)	(0.26)	0.05
OPERATING EARNINGS	$1.44	$1.52	$(0.08)
Items excluded from operating earnings 2	(0.13)	(0.11)	(0.02)
REPORTED EARNINGS 1	$1.31	$1.41	$(0.10)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($129) million and ($6) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($116) million and ($87) million, respectively.

*	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
**	Amounts for first quarter have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

Schedule 2 - Reconciliation of 2012 Operating Earnings to Reported Earnings

2012 Earnings (six months ended June 30, 2012) 1

The net effects of the following items, all shown on an after-tax basis, are included in 2012 reported earnings, but are excluded from operating earnings:

•	$45 million of restoration costs associated with summer storms that occurred in late June throughout the Dominion Virginia Power and Dominion North Carolina Power service territories.
•	$17 million net loss from discontinued operations of two merchant generation plants (State Line and Salem Harbor) for which agreements to sell were executed in second quarter 2012.
•	$16 million net loss from operations at our Kewaunee nuclear merchant power station, which is being marketed for sale.
•	$7 million net gain related to our investments in nuclear decommissioning trust funds.

(millions, except per share amounts)	1Q12	2Q12	3Q12	4Q12	YTD 2012	3
Operating earnings	$486	$337			$823
Items excluded from operating earnings (after-tax):
Late June summer storms		(45)			(45)
Discontinued operations - Merchant generation plants	1	(18)			(17)
Kewaunee operations	2	(18)			(16)
Net gain in nuclear decommissioning trust funds	5	2			7
Total items excluded from operating earnings (after-tax) 2	8	(79)			(71)
Reported net income	$494	$258			$752
Common shares outstanding (average, diluted)	571.9	573.1			572.5
Operating earnings per share	$0.85	$0.59			$1.44
Items excluded from operating earnings (after-tax)	0.01	(0.14)			(0.13)
Reported earnings per share	$0.86	$0.45			$1.31

1)	Amounts for first quarter have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.
2)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q12	2Q12	3Q12	4Q12	YTD 2012

Late June summer storms		(74)			(74)
Discontinued operations - Merchant generation plants	2	(32)			(30)
Kewaunee operations	3	(26)			(23)
Net gain in nuclear decommissioning trust funds	8	3			11
Total items excluded from operating earnings	$13	($129)			($116)

3)	YTD 2012 EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2011 Original Operating Earnings to Reported Earnings

2011 Earnings (Twelve months ended December 31, 2011) 3

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$178 million of impairment charges related to certain utility ($139 million) and merchant ($39 million) coal-fired power stations.
•	$59 million of restoration costs associated with Hurricane Irene.
•	$39 million net loss from operations at our Kewaunee nuclear merchant power station, which is being marketed for sale.
•	$34 million impairment of excess emission allowances resulting from a new EPA air pollution rule.
•	$21 million of severance costs and other charges resulting from expected closings of our Salem Harbor and State Line merchant generation plants.
•	$19 million net charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
•	$13 million of earthquake related costs, largely related to inspections following the safe shutdown of reactors at our North Anna nuclear power station.
•	$14 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.
•	$3 million net benefit related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011	2
Operating earnings	$541	$338	$541	$334	$1,754
Items excluded from operating earnings (after-tax):
Impairment of generation assets	(39)			(139)	(178)
Hurricane Irene costs			(74)	15	(59)
Kewaunee operations	(19)	(1)	(12)	(7)	(39)
Emission allowances impairments			(34)		(34)
Charges related to merchant generation plant closings		(11)	(10)		(21)
Impact of Virginia Power biennial review order				(19)	(19)
Earthquake costs			(13)		(13)
Recoverable spent nuclear fuel-related costs		14			14
Other items	(4)	(4)	(6)	17	3
Total items excluded from operating earnings (after-tax) 1	(62)	(2)	(149)	(133)	(346)
Reported net income	$479	$336	$392	$201	$1,408
Common shares outstanding (average, diluted)	580.5	575.2	571.2	571.2	574.6
Operating earnings per share	$0.93	$0.59	$0.95	$0.58	$3.05
Items excluded from operating earnings (after-tax)	(0.11)	(0.01)	(0.26)	(0.23)	(0.60)
Reported earnings per share	$0.82	$0.58	$0.69	$0.35	$2.45

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q11	2Q11	3Q11	4Q11	YTD 2011
Impairment of generation assets	(55)			(228)	(283)
Hurricane Irene costs			(121)	25	(96)
Kewaunee operations	(32)	(5)	(19)	(10)	(66)
Emission allowances impairments			(57)		(57)
Charges related to merchant generation plant closings		(17)	(16)		(33)
Impact of Virginia Power biennial review order				(31)	(31)
Earthquake costs			(21)		(21)
Recoverable spent nuclear fuel-related costs		24			24
Other items	6	(8)	(29)	(11)	(42)
Total items excluded from operating earnings	($81)	($6)	($263)	($255)	($605)

2)	YTD 2011 EPS may not equal sum of quarters due to share count differences.
3)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.

Schedule 4 - Reconciliation of 2Q12 Earnings to 2Q11

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2012 vs. 20111
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($10)	($0.02)
Other	6	0.01
FERC Transmission equity return	3	0.01
Retail energy marketing operations	31	0.05
O&M expenses	6	0.01
Other	(8)	(0.01)
Share accretion	---	0.00
Change in contribution to operating earnings	$28	$0.05

Dominion Energy
Gas Transmission margin	(6)	(0.01)
Producer Services margin	(1)	0.00
O&M expenses	10	0.02
Other	2	0.00
Share accretion	---	0.00
Change in contribution to operating earnings	$5	$0.01

Dominion Generation
Regulated electric sales:
Weather	($22)	($0.04)
Merchant generation margin	(31)	(0.05)
PJM ancillary services	(11)	(0.02)
Net capacity expenses	9	0.02
State Line and Salem Harbor 2011 earnings	(6)	(0.01)
Outage costs	21	0.03
Other O&M expenses	7	0.01
Other	(9)	(0.02)
Share accretion	---	0.01
Change in contribution to operating earnings	($42)	($0.07)

Corporate and Other
Change in contribution to operating earnings	$8	$0.01

Change in consolidated operating earnings	($1)	($0.00)

Change in items excluded from operating earnings 2	($77)	($0.13)

Change in reported earnings (GAAP)	($78)	($0.13)

1)	Reflects 2011 amounts prior to recast of operating results of State Line and Salem Harbor generating stations as discontinued operations.
2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.